Bacterin Signs Distribution Agreement with Jeil for ‘LeFórte Craniomaxillofacial System’

Company Complements Core Technology with Craniomaxillofacial Trauma Set;
Bacterin Appoints Nick Navarro as Executive Vice President of Medical Devices

BELGRADE, MT, – November 28, 2011 – Bacterin International Holdings, Inc. (NYSE Amex: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, signed an exclusive agreement with Jeil Medical Corporation for distribution in the U.S. and Canada of Jeil’s LeFórte System.

The LeFórte System is composed of orthopedic implants used in craniomaxillofacial procedures, including trauma and reconstruction, and complements Bacterin’s existing expertise and product offerings in the tissue grafting arena. Bacterin is planning a beta-launch of the LeFórte System next month followed by a full product release during the second quarter of 2012.

The introduction of these products will expand Bacterin’s capabilities to include surgical procedures in the facial area, such as cranial and maxillofacial trauma, orthognathic surgery of the mid-face and mandible, mandibular reconstruction, reconstruction of the chin, and fracture fixation. Bacterin intends to develop a 2nd generation of the LeFórte System to include its proprietary antimicrobial coating technology.

To support Bacterin’s expanding product portfolio, the company has promoted Nick Navarro to executive vice president of medical devices. Navarro has been with Bacterin more than two years, starting as a sales representative with rapid advancement to a regional vice president.

Navarro began his career with Johnson and Johnson focusing on wound closure. He was then recruited by Wright Medical, a global orthopaedic medical device company, where he became an extremity/foot and ankle specialist. It was in this role where his true passion for promoting hardware to surgeons was developed. Navarro looks forward to bringing his medical device expertise and detailed training style to the sales force and overseeing the launch of the Bacterin LeFórte System.

About Jeil Medical Corporation
Founded in 1990, Jeil Medical Corporation manufactures medical equipment, including Orthodontics Screw and Oral Maxilla Facial Fixation System. The company operates in Korea as one of the largest independent distributors of Dental Implant System and Instrument. For more information about Jeil Medical Corporation, visit www.jeilmed.co.kr/.

About Bacterin International Holdings
Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements
This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to launch beta and full product releases, the Company’s ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company’s sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K under the heading “Risk Factors.” The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Guy Cook
President & CEO
Bacterin International Holdings, Inc.
Tel 406-388-0480
gcook@bacterin.com

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com